UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2013

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2013, Lifetime Brands, Inc. (the “Company”) issued a press release announcing the Company’s results for the second quarter ended June 30, 2013. A copy of the Company’s press release is attached as Exhibit 99.1.

The press release attached as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement the Company’s results of operations presented in accordance with GAAP, the Company is presenting non-GAAP information regarding net income (loss), adjusted to exclude: (i) undistributed equity in earnings, (ii) income taxes, (iii) interest, (iv) losses on early retirement of debt, (v) depreciation and amortization, (vi) stock compensation expense, (vii) intangible asset impairment, (viii) acquisition related expenses and (ix) restructuring expenses. The Company is also presenting non-GAAP information regarding adjusted net income and adjusted diluted income per share regarding net income (or loss) adjusted to exclude: (i) restructuring expenses, (ii) a recovery by one of the Company’s equity investees of value-added taxes and interest related to a 2004 tax position, (iii) a loss on early retirement of debt and (iv) an expense related to retirement benefit obligations.

These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures included in the attached press release have been reconciled to the equivalent GAAP measure.

Item 8.01 Other Events.

Effective August 2, 2013, the Board of Directors of the Company appointed Director John Koegel as Lead Director, a newly-created position.

Mr. Koegel has served as a Director on the Lifetime Brands Board since 2008. He has been a principal of Jo-Tan, LLC, a retail consulting company for the past eight years. From February 2010 to October 2011, Mr. Koegel was a member of the Board of Directors and Lead Director of Game Trading Technologies, Inc., a publicly held provider of trading solutions for video game retailers, publishers, rental companies and consumers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated August 8, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer
and Chief Financial Officer

Date: August 8, 2013